SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                      -------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 27, 1999


                             NALCO CHEMICAL COMPANY
             (Exact name of Registrant as specified in its charter)


  Delaware                        1-4957                   36-1520480
(State or other                (Commission             (I.R.S. Employer
jurisdiction of                File Number)           Identification No.)
incorporation)


                One Nalco Center, Naperville, Illinois 60563-1198
                    (Address of principal executive offices)

                                 (630) 305-1000
              (Registrant's telephone number, including area code)






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Item 1. Change in Control of Registrant.

          On June 27, 1999, the registrant entered into a definitive Agreement and Plan of Merger (the "Merger Agreement") with Suez Lyonnaise des Eaux, a societe anonyme organized under the laws of the Republic of France, and H2O Acquisition Co., a Delaware corporation and a wholly owned subsidiary of Suez Lyonnaise des Eaux, providing for the acquisition by Suez Lyonnaise des Eaux of all the issued and outstanding shares (the "Shares") of (i) the registrant's common stock at $53 per share and (ii) the registrant's Series B ESOP Convertible Preferred Stock at $1060 per share, in each case, in cash. The transaction is structured as a cash tender offer for all outstanding Shares to be followed by a merger of H2O Acquisition Co. with the registrant. The registrant has announced the transaction through a press release dated June 28, 1999.

        The Merger Agreement and the press release are filed as exhibits to this Form 8-K, are incorporated by reference into the text of this Item 1 and qualify the description in this Item 1 in its entirety.

Item 7.  Financial Statements and Exhibits.

        (c)    Exhibits

        2.01 Agreement and Plan of Merger, dated as of June 27, 1999, by and among Suez Lyonnaise des Eaux, its wholly owned subsidiary H2O Acquisition Co. and Nalco Chemical Company (filed herewith).(1)


       99.01   Press Release dated June 28, 1999 (filed herewith).




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   (1)  Certain exhibits and schedules to this Exhibit filed herewith have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted exhibit or schedule will be furnished to the Commission upon request.



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                                  EXHIBIT INDEX


Exhibit
  No.   Description
------- -----------
 2.01. Agreement and Plan of Merger, dated as of June 27, 1999, by and among Suez Lyonnaise des Eaux, its wholly owned subsidiary H2O Acquisition Co. and Nalco Chemical Company.(2)

99.01. Press Release June 28, 1999 (filed herewith).

--------
           (2) Certain exhibits and schedules to this Exhibit filed herewith have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted exhibit or schedule will be furnished to the Commission upon request.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         NALCO CHEMICAL COMPANY



Date:     June 28, 1999                        /s/ Suzzanne J. Gioimo
                                         ---------------------------------------
                                         Name: Suzzanne J. Gioimo
                                         Title: Corporate Secretary